UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey	001-37565	98-1057807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Second Floor, No. 4 The Forum Grenville Street St. Helier, Jersey JE2 4UF (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +44 (0)15 3475 6700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Transition of Chief Operating Officer

On August 12, 2020, Michael Ambrogi, Chief Operating Officer of NovoCure Limited (the “Company”), accepted a new role as Vice President – Senior Technology Fellow, effective September 1, 2020.

(c) Appointment of New Chief Operating Officer; Appointment of New Chief Financial Officer

Appointment of Wilco Groenhuysen as Chief Operating Officer

On August 13, 2020, the Company announced the appointment of Wilco Groenhuysen, age 62, who is currently serving as the Company’s Chief Financial Officer, as the Chief Operating Officer of the Company and its respective direct and indirect subsidiaries and affiliates (together, the “Novocure Group”), effective September 1, 2020. In connection with this appointment and as described further below, Ashley Cordova will become the Company’s Chief Financial Officer, also effective September 1, 2020.

Mr. Groenhuysen has served as the Company’s Chief Financial Officer since 2012. He has served on the Board of Optinose Inc., a commercial-stage specialty pharmaceuticals company, since October 2017. From 2007 to 2011, Mr. Groenhuysen worked for Cephalon, Inc., a U.S. biopharmaceutical company, last serving as executive vice president and chief financial officer, where he had responsibility for worldwide finance, commercial operations and risk management. From 1987 to 2007, Mr. Groenhuysen worked for Philips Group in various assignments in Europe, Asia and the United States, the latest of which started in 2002 when he was promoted to chief financial officer and senior vice president of Philips Electronics North America Corporation. Mr. Groenhuysen holds a Master’s Degree in Business Economics from VU University Amsterdam and graduated as a Registered Public Controller at VU University Amsterdam.

In connection with his appointment as Chief Operating Officer, Mr. Groenhuysen has entered into a new employment agreement with a subsidiary of the Company (the “Groenhuysen Employment Agreement”), effective September 1, 2020, to replace his existing employment agreement, dated as of October 10, 2016. Under the Groenhuysen Employment Agreement, Mr. Groenhuysen will receive an annual base salary of $615,000 per year. In addition, Mr. Groenhuysen is eligible to receive a discretionary annual cash bonus having a target of 60% of his annual base salary based on achievement of performance goals set by Chief Executive Officer or the Board (or committee thereof) in their sole discretion, and further subject to his continued employment through the payment date.

Mr. Groenhuysen is generally eligible to participate in Company’s 2015 Omnibus Incentive Plan as determined by the Board (or committee thereof). Further, Mr. Groenhuysen is eligible to participate in the employee benefits generally provided to similarly-situated executive employees, subject to the satisfaction of any eligibility requirements. In addition, the Groenhuysen Employment Agreement entitles him to reimbursement for financial planning up to a maximum of $10,000 per year.

Upon termination of Mr. Groenhuysen’s employment by the Company without cause (but for reasons other than death or disability) or resignation by Mr. Groenhuysen for good reason (each as defined in the Groenhuysen Employment Agreement, a “Qualifying Termination”) prior to a change in control, subject to Mr. Groenhuysen’s execution without revocation of a release of claims, he will be eligible to receive a lump sum payment equal to 100% of his annual base salary.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Groenhuysen’s execution without revocation of a release of claims, Mr. Groenhuysen will be eligible to receive an aggregate amount equal to two times the sum of his annual base salary plus target annual bonus, paid in a lump sum. Additionally, any stock options or other equity awards held by Mr. Groenhuysen will become fully vested on the date of his termination.

Pursuant to the Groenhuysen Employment Agreement, Mr. Groenhuysen is subject to perpetual non-disparagement covenants, as well as confidentiality, non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for twelve months thereafter.

The foregoing description of the Groenhuysen Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Groenhuysen Employment Agreement, a copy of which is attached to this report as Exhibit 10.1.

There are no family relationships between Mr. Groenhuysen and any director or executive officer of the Company. There are no relationships or related person transactions between Mr. Groenhuysen and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment of Ashley Cordova as Chief Financial Officer

On August 13, 2020, the Company announced the appointment of Ashley Cordova, age 41, as the Chief Financial Officer of the Novocure Group, effective September 1, 2020.

Ms. Cordova has served as the Company’s Senior Vice President, Finance and Investor Relations since October 2018. Ms. Cordova joined the Company in June 2014 as Director of Global Treasury. In March 2015, she became the Company’s Senior Director, Investor Relations and Global Treasury, and in July 2016, she became the Company’s Vice President, Finance and Investor Relations. Prior to joining Novocure, Ms. Cordova served in various financial roles at Zoetis Inc. from 2012 to 2014 and Pfizer Inc. from 2005 to 2012. Ms. Cordova graduated with a bachelor’s degree in Music and Business from Furman University, and earned her International Master of Business Administration from the University of South Carolina.

In connection with her appointment as Chief Financial Officer, Ms. Cordova has entered into a new employment agreement with a subsidiary of the Company (the “Cordova Employment Agreement”), effective September 1, 2020. Under the Cordova Employment Agreement, Ms. Cordova will receive an annual base salary of $425,000 per year. In addition, Ms. Cordova is eligible to receive a discretionary annual cash bonus having a target of 50% of her annual base salary based on achievement of performance goals set by Chief Executive Officer or the Board (or committee thereof) in their sole discretion, and further subject to her continued employment through the payment date.

Ms. Cordova is generally eligible to participate in Company’s 2015 Omnibus Incentive Plan as determined by the Board (or committee thereof). Further, Ms. Cordova is eligible to participate in the employee benefits generally provided to similarly-situated executive employees, subject to the satisfaction of any eligibility requirements.

Upon termination of Ms. Cordova’s employment by the Company without cause (but for reasons other than death or disability) or resignation by Ms. Cordova for good reason (each as defined in the Cordova Employment Agreement, a “Qualifying Termination”) prior to a change in control, subject to Ms. Cordova’s execution without revocation of a release of claims, she will be eligible to receive a payment equal to 75% of her annual base salary paid in installments over nine months following the Qualifying Termination.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Ms. Cordova’s execution without revocation of a release of claims, Ms. Cordova will be eligible to receive an aggregate amount equal to 150% of her base salary plus 150% of her target annual bonus, paid in in installments over 18 months following the Qualifying Termination. Additionally, any stock options or other equity awards held by Ms. Cordova will become fully vested on the date of her termination.

Pursuant to the Cordova Employment Agreement, Ms. Cordova is subject to perpetual non-disparagement covenants, as well as confidentiality, non-compete and employee, customer and supplier non-solicit covenants applicable during her employment and for nine months thereafter.

The foregoing description of the Cordova Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cordova Employment Agreement, a copy of which is attached to this report as Exhibit 10.2.

There are no family relationships between Ms. Cordova and any director or executive officer of the Company. There are no relationships or related person transactions between Ms. Cordova and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
(e) Material Grant Under Compensation Plan
In connection with the above referenced appointments, on September 1, 2020 (the “Grant Date”) Mr. Groenhuysen and Ms. Cordova will be granted stock options, restricted share units (“RSUs”) and performance-based share units (“PSUs”) pursuant to the Company’s 2015 Omnibus Compensation Plan. The value of Mr. Groenhuysen’s grant is $500,000, divided equally among stock options, RSUs and PSUs, and the value of Ms. Cordova’s grant is $1,500,000, divided equally among stock options, RSUs and PSUs. The number of stock options, RSUs and PSUs granted and the exercise price of the stock options will be determined based upon the closing share price on the Grant Date. The terms of the stock options, RSUs and PSUs are in the forms of award agreements previously filed by the Company with the Securities and Exchange Commission.
Item 7.01  Regulation FD Disclosure.
On August 13, 2020, the Company issued a press release announcing the appointment of Wilco Groenhuysen as Chief Operating Officer and Ashley Cordova as Chief Financial Officer, in addition to other management changes. A copy of the press release is attached to this report as Exhibit 99.1.

Item 8.01 Other Events.
In connection with Mr. Ambrogi’s acceptance of his new position as Vice President – Senior Technology Fellow, he entered into a new employment agreement with the Company, effective September 1, 2020 (the “Ambrogi Employment Agreement”), to replace his existing employment agreement, dated as of October 10, 2016. The terms of the Ambrogi Employment Agreement are substantially in the form of the existing employment agreement, with revised salary and severance provisions commensurate with his new position. The foregoing description of the Ambrogi Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ambrogi Employment Agreement, a copy of which is attached to this report as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 1, 2020, by and between Wilco Groenhuysen and Novocure USA LLC
10.2	Employment Agreement, dated as of September 1, 2020, by and between Ashley Cordova and Novocure USA LLC
10.3	Employment Agreement, dated as of September 1, 2020, by and between Michael Ambrogi and Novocure USA LLC
99.1	Press Release of NovoCure Limited, dated August 13, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: August 13, 2020

By: /s/ Wilhelmus Groenhuysen
Name: Wilhelmus Groenhuysen
Title: Chief Financial Officer